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                                                                   EXHIBIT 21

                       SUBSIDIARIES OF ENERGEN CORPORATION

                            Alabama Gas Corporation*
                         Energen Resources Corporation*
                          Energen Resources TEAM, Inc.*

* Incorporated in the State of Alabama